YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ★★★ EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

VERITEX HOLDINGS, INC.

Your Internet or phone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by phone must be received by 11:59 p.m., Eastern Time, on November 14, 2018.

INTERNET/MOBILE — www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0536
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

Please mark your votes like this **X**

PROXY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Proposal	FOR	AGAINST	ABSTAIN
1. Veritex Share Issuance Proposal To approve the issuance of shares of common stock, par value $0.01 per share, of Veritex Holdings, Inc. pursuant to the Agreement and Plan of Reorganization, dated July 23, 2018, by and among Veritex Holdings, Inc., MustMS, Inc. and Green Bancorp, Inc. (the "Vertiex Share Issuance Proposal").	☐	☐	☐
2. Veritex Adjournment Proposal To approve one or more adjournments of the Veritex Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of approval of the Veritex Share Issuance Proposal.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2018**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the SpecialMeeting of Shareholders to be held November 15, 2018 The Form S-4, Notice and Joint Proxy Statement/Prospectus are available at http://www.veritexbank.comfproxymaterials A FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED A PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS VERITEX HOLDINGS,INC. SpecialMeeting of Stockholders November 15,2015 The undersigned appoints C. Malcolm Holland, Ill and William C. Murphy, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Veritex Holdings, Inc. held of record by the undersigned at the close of business on October 10, 2018 at the Special Meeting of Shareholders of Veritex Holdings, Inc. to be held on November 15, 2018, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued, and to be marked, dated and signed, on the other side)